MATERIALS USED IN KILGORE’S BOARD PRESENTATION 11/19/2009                                                                                                                                                                   EXHIBIT 99.1

Power Sales

        Fiscal Year 2009 Results

Generation

  Fiscal Year 2009 Results

Financials

Fiscal Year 2009 Results

Financials

Fiscal Year 2009 Results

Rainfall and Runoff

Eastern Valley Fiscal Year 2009 Results

Fuel and Purchased Power Spot Prices

Spot Price History

Rate Trends

Average Residential Retail Rates

Rate Trends

Average Retail Rates for selected Industrial load MSD customer, 30,000 kW at 80% load factor

Average Wholesale Rate Adjustment

Highlights

Purchased Wind Power

Highlights

World-class nuclear performance

Sequoyah 1’s capacity factor ranked 6th among the world’s 439 units in 2009

                               --Sources:  Nuclear Energy Institute & McGraw –Hill

Highlights

A good start for hydro

Tributary Water Inventory

Highlights

Recovering Retirement Fund

Nuclear Decommissioning Funding

Highlights

Energy-Efficient Test Homes

Hard Spots

Announced Projects and Valley Economy

Employment – Valley and U.S.

Major 2009 Announcements/Expansion

Hard Spots

Reportable Environmental Events

Hard Spots

Key Initiatives

Remediation plan for impoundments

Winning Performance

                                 *Excludes impact of $1 billion pension contribution

TVA Performance

                    *Metrics were not benchmarked.

TVA Performance

                        *Excludes impact of $1 billion pension contribution
                      **Only Plant Reliability was benchmarked

Summary

PRESIDENT'S REPORT

Operations and Financials



Plan
Actual
Totals
Plan 176.9
Actual 163.8
93% of Plan
Thousands of Gigawatt-hours
150
100
50
0
Distributor
95%
Directly-served
84%



Plan
Actual
Thousands of Gigawatt-hours
100
80
60
40
20
Totals
Plan 162.5
Actual 144.8
89% of Plan
Hydro
171%
Nuclear
100%
Coal
78%
Gas
95%


15
10
5
0
$ billion
Plan
Actual
Revenue
84%
Total Expenses
83%



Plan
Actual
$ billion
5
4
3
2
1
0
Fuel
67%
Fixed Costs
100%
Operations and
Maintenance
92%
Purchased
Power
76%


Normal
Actual
inches
50
40
30
20
10
Rainfall
103%
Runoff
85%

(Percent Change since January 2008)


130%
90%
50%
10%
-30%
-70%
Jan 2008
Apr 2008
Jul 2008
Oct 2008
Jan 2009
Apr 2009
Jul 2009
Oct 2009
Into TVA On-Peak Electricity
Natural Gas
TVA Composite Coal

As of: 11/10/09


$70
$60
$50
$40
$30
$20
$10
$0
$/MWh
$66.61
$7.36
October Fuel
Cost Adjustment
$5.52
Fiscal Year 2010
base rate change
$64.77
$0.99
November Fuel
Cost Adjustment
$63.78
$3.53
December Fuel
Cost Adjustment
$60.25
4th Quarter 2009
October 2009
November 2009
December 2009
Base Non-Fuel
Fuel

Highlights

Achieved top decile safety performance

Achieved 99.999% transmission reliability for 10th straight year

Purchased 450 megawatts of wind power



Achieved top decile safety performance

Achieved 99.999% transmission reliability for 10th straight year

Purchased 450 megawatts of wind power

Sequoyah 1 recognized as "world-class performer"

Achieved top decile safety performance

Achieved 99.999% transmission reliability for 10th straight year

Purchased 450 megawatts of wind power

Sequoyah 1 recognized as “world-class performer”

Watts Bar outage completed in under 30 days

Hydro generation is having a positive impact on rates



8
7
6
5
4
3
Million acre/feet
Normal for October 1
76%
88%
117%
Fiscal Year 2008
Fiscal Year 2009
Fiscal Year 2010

Achieved top decile safety performance

Achieved 99.999% transmission reliability for 10th straight year

Purchased 450 megawatts of wind power

Sequoyah 1 recognized as "world-class performer"

Watts Bar outage completed in under 30 days

Hydro generation is having a positive impact on rates

Kingston—over half the ash in the river has been removed

Investment funds are recovering



120%
110%
100%
90%
80%
70%
60%
50%
Asset to Liability Funding Ratio (Percentage)
Sep 2006
Jan 2007
May 2007
Sep 2007
Jan 2008
May 2008
Sep 2008
Jan 2009
May 2009
Sep 2009
85% Funded
TVA $1 Billion
Contribution



160%
150%
140%
130%
120%
110%
100%
90%
80%
70%
60%
50%
Asset to Liability Funding Ratio (Percentage)
95% Funded
Sept 30, 2006
Sept 30, 2007
Sept 30, 2008
Sept 30, 2009

Achieved top decile safety performance

Achieved 99.999% transmission reliability for 10th straight year

Purchased 450 megawatts of wind power

Sequoyah 1 recognized as "world-class performer"

Watts Bar outage completed in under 30 days

Hydro generation is having a positive impact on rates

Kingston—over half the ash in the river has been removed

Investment funds are recovering

Test homes show energy efficiency benefits

Hard Spots

Power sales and revenues are still down

Regional economy hit hard; slow to recover


ED Announcements and Nonfarm Payroll Employment Change
TVA Power Service Area
100,000
50,000
0
-50,000
-100,000
-150,000
-200,000
53,036
52,304
45,319
17,215
41,620
-59,487
25,906
-171,043
ED Actual-Job Announcements
TVA Power Service Area Employment Change


Nonfarm Payroll Employment
Percent Change from Previous Fiscal Year
2%
1%
0%
-1%
-2%
-3%
-4%
Valley
US

Hemlock Semiconductor – Clarksville, Tennessee
500 jobs; $1.2 billion investment

Wacker-Chemie – Charleston, Tennessee
500 jobs; $1 billion investment

Carlisle Tire and Wheel – Jackson, Tennessee
440 jobs

Fruit of the Loom – Bowling Green, Kentucky
270 jobs

TVA featured in Site Selection's Top Economic Development Utilities for four consecutive years

Power sales and revenues are still down

Regional economy hard hit; slow to recover

Higher than average reportable environmental events



82
71
54
67
48
45
39
29
44
36
27
27
20
26
43
12
31
5
Related to
Kingston
ash spill
1996
1998
2000
2002
2004
2006
2008
Year to
date 2010

Power sales and revenues are still down

Regional economy hard hit; slow to recover

Higher than average reportable environmental events

Legislative and regulatory uncertainties make planning difficult

Kingston Recovery

- Ash transportation slowed by rain
- Managing removal of ash





Update on Key Initiatives

Remediation plan for impoundments

Establish a compliance and performance assessment group

Remediation plan for organizational effectiveness

Review compliance functions for environment, health, and safety

Improve enterprise risk management

Institute a situational alert process

New organization in place for single point accountability for the management of coal combustion byproducts

Gap analysis findings in third party reports

Third-party engineering assessment results being implemented at all impoundments


Customers
People
Top Decile
Top Quartile
Average
Below Average
NEW
Retail Price
Cost of Power
New Economic Development
Participation in Energy Efficiency*
Customer Satisfaction*
System Reliability
Cultural Health
Safety



Financial
Assets/Operations
Top Decile
Top Quartile
Average
Below Average
NEW
Debt/Assets
Interest Coverage*
Net Cash Flow*
Environmental Index
Demand Reduction (MW)
Demand Reduction (Spend)
Plant Reliability**

Year overshadowed by Kingston and economic downturn

Otherwise a good year

- Eight metrics are green and trending neutral/positive
- Four metrics are green but trending negative
- Three metrics are red